UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    November 24, 2003

STANDARD PACIFIC CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-0959	33-0475989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15326 Alton Parkway Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 789-1600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.    Other Events and Required FD Disclosure.

On May 30, 2003, Standard Pacific Corp. (the “Company”) filed, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), a registration statement on Form S-3 (File No. 333-104037) which, as amended, was declared effective on June 5, 2003 (the “Registration Statement”).

On November 26, 2003, the Company filed a prospectus supplement to the Registration Statement, dated November 24, 2003, relating to the underwritten public offering by the Company of up to 1,150,000 shares (the “Shares”) of the Company’s common stock, $.01 par value per share, and the accompanying preferred stock purchase rights (including 150,000 Shares which may be issued if the underwriter exercises the over-allotment option granted to it by the Company for such public offering). In connection with the offering of the Shares, the Company is hereby filing certain exhibits which are incorporated by reference herein, see “Item 7. Financial Statements and Exhibits.”

Item 7.    Financial Statements and Exhibits.

(c) Exhibits:

The following exhibits are filed with this report on Form 8-K:

Exhibit Number	Description of Exhibit

1.1	Underwriting Agreement, dated November 24, 2003, by and between the Company and the underwriter listed on the first page thereof with respect to the issuance and sale of the Shares.

5.1	Opinion Letter of Gibson, Dunn & Crutcher LLP regarding the legality of the Shares.

23.1	Consent of Gibson, Dunn & Crutcher LLP (included as part of Exhibit 5.1).

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 26, 2003

STANDARD PACIFIC CORP.

By:	/s/ ANDREW H. PARNES
Name: Its:	Andrew H. Parnes Senior Vice President–Finance and Chief Financial Officer

3

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

1.1	Underwriting Agreement, dated November 24, 2003, by and between the Company and the underwriter listed on the first page thereof with respect to the issuance and sale of the Shares.

5.1	Opinion Letter of Gibson, Dunn & Crutcher LLP regarding the legality of the Shares.

23.1	Consent of Gibson, Dunn & Crutcher LLP (included as part of Exhibit 5.1).

4